Exhibit 32.1
Written Statement of the Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Johnson Outdoors Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended October 1, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold Chairman and Chief Executive Officer December 9, 2010

Written Statement of the Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Chief Financial Officer of Johnson Outdoors Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended October 1, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Johnson
David W. Johnson Vice President and Chief Financial Officer Treasurer December 9, 2010

The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.